Exhibit 23-1(a)

                        Consent of KPMG Peat Marwick LLP



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                       [KPMG PEAT MARWICK LLP LETTERHEAD]



Board of Directors
Republic First Bancorp, Inc.
1608 Walnut Street
Philadelphia, PA   19102

Ladies and Gentlemen:

We consent to the use of our reports incorporated herein by reference.

/s/ KPMG Peat Marwick LLP






July 21, 1998
Philadelphia, PA